As filed with the Securities and Exchange Commission on February 19, 2008
Registration No. 333-__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST FINANCIAL NORTHWEST, INC.
 (Exact name of registrant as specified in its charter)
Washington	26-0610707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

First Savings Bank Northwest Savings Plan
(Full title of the plan)

John F. Breyer, Jr., Esq.
Breyer & Associates PC
8180 Greensboro Drive, Suite 785
McLean, Virginia 22102
(Name and address of agent for service)
(703) 883-1100
 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	100,000 shares(1)	9.75 (1)	$975,000 (1)	$38.32
Interests in Plan	N/A(2)	N/A(2)	N/A	N/A
(1)	Estimated in accordance with Rule 457(h), calculated on the basis of $9.75 per share, which was the average of the high and low sale prices per share of the common stock on the NASDAQ Stock Market on February 15, 2008.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the First Savings Bank Northwest Savings Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

        The following documents previously or concurrently filed by First Financial Northwest, Inc. (the "Company") with the Commission (File No. 001-33652) are hereby incorporated by reference into this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"):

(a)	the Company's prospectus filed pursuant to Rule 424(b) under the Securities Act on August 23, 2007 which contains the Company's audited financial statements for the year ended December 31, 2006;

(b)	the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2007 and September 30, 2007;

(c)	the Company's Current Reports on Form 8-K filed on October 10, 2007 and November 29, 2007; and

(d)	the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A filed on August 8, 2007, and all amendments or reports filed for the purpose of updating such description.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

        The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Victor Karpiak, Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer, 201 Wells Avenue South, Renton, Washington 98057, telephone number (425) 255-4400.

        All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities.

              Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

              Not Applicable

Item 6.   Indemnification of Directors and Officers.

              In accordance with the Washington Business Corporation Act ("WBCA"), R.C.W. Section 23B.08.570, Article XIV of the Company's Articles of Incorporation provides as follows:

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     Indemnification.  The corporation shall indemnify and advance expenses to its directors, officers, agents and employees as follows:

          A.          Directors and Officers.  In all circumstances and to the full extent permitted by the WBCA, the corporation shall indemnify any person who is or was a director, officer or agent of the corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the corporation), by reason of the fact that he is or was an agent of the corporation, against expenses, judgments, fines, and amounts paid in settlement and incurred by him in connection with such action, suit or proceeding.  However, such indemnity shall not apply to: (a) acts or omissions of the director or officer finally adjudged to violate law; (b) conduct of the director or officer finally adjudged to violate RCW Chapter 23B.08.310 (relating to unlawful distributions by the corporation), or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property, or services to which the director was not legally entitled.  The corporation shall advance expenses incurred in a proceeding for such persons pursuant to the terms set forth in a separate directors' resolution or contract.

          B.          Implementation.  The board of directors may take such action as is necessary to carry out these indemnification and expense advancement provisions.  It is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions, contracts or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions.  Such bylaws, resolutions, contracts, or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

          C.          Survival of Indemnification Rights.  No amendment or repeal of this Article XIV shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          D.          Service for Other Entities.  The indemnification and advancement of expenses provided under this Article XIV shall apply to directors, officers, employees, or agents of the corporation for both (a) service in such capacities for the corporation, and (b) service at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  A person is considered to be serving an employee benefit plan at the corporation's request if such person's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

          E.          Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability under the provisions of this bylaw and the WBCA.

          F.          Other Rights.  The indemnification provided by this section shall not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.  Notwithstanding any other provisions contained herein, these Articles of Incorporation are subject to the requirements and limitations set forth in state and federal laws, rules, regulations, or orders regarding indemnification and prepayment of legal expenses, including Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation's Rules and Regulations or any successor regulations thereto.

Item 7.   Exemption from Registration Claimed.

              Not applicable

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Item 8.   Exhibits.

              See Exhibit Index.

Item 9.   Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Renton, State of Washington, on February 15, 2008.
FIRST FINANCIAL, NORTHWEST INC.

By: /s/ Victor Karpiak
Victor Karpiak
Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of First Financial Northwest, Inc., hereby severally and individually constitute and appoint Victor Karpiak the true and lawful attorney and agent of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Victor Karpiak
Victor Karpiak	Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)	February 15, 2008

/s/ Robert L. Anderson
Robert L. Anderson	Director	February 15, 2008

/s/ Harry A. Blencoe
Harry A. Blencoe	Director	February 15, 2008

/s/ Gerald Edlund
Gerald Edlund	Director	February 15, 2008

/s/ Gary F. Faull
Gary F. Faull	Director	February 15, 2008

/s/ Gary F. Kohlwes
Gary F. Kohlwes	Director	February 15, 2008

/s/ Joann E. Lee
Joann E. Lee	Director	February 15, 2008

/s/ Robert W. McLendon
Robert W. McLendon	Director	February 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Renton, State of Washington, on February 15, 2008.

/s/ Victor Karpiak
Victor Karpiak
Trustee
/s/ Robert Gagnier
Robert Gagnier
Trustee

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INDEX TO EXHIBITS

Exhibit Number	Document

4.1

Articles of Incorporation of the Registrant (included as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-143549) filed on June 6, 2007 and incorporated herein by reference).

4.2	Bylaws of the Registrant (included as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-143549) filed on June 6, 2007 and incorporated herein by reference).

4.3

Form of the Registrant= s specimen common stock certificate (filed as Exhibit 4 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-143549) filed on June 6, 2007 and incorporated herein by reference).

5	Opinion of Breyer & Associates PC

23.1	Consent of Breyer & Associates PC (contained in Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of Attorney (contained on signature page)

99

First Savings Bank Northwest Savings Plan (included as Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 001-33652) and incorporated herein by reference).

        The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

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EXHIBIT 5

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[BREYER & ASSOCIATES LETTERHEAD]

February 19, 2008

Board of Directors
First Financial Northwest, Inc.
201 Wells Avenue South
Renton, Washington 98057

Members of the Board:

        We have acted as counsel to First Financial Northwest, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 100,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), and an indeterminate amount of interests (the "Plan Interests") in the First Savings Bank Northwest Savings Plan (the "Plan"). It is our understanding and we have assumed for purposes of this opinion that the shares are not original issuance securities but are purchased by the Plan trustees (the "Trustees") on the open market.

        In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Plan and related documents, the Company's articles of incorporation and bylaws and such other documents and corporate records as we deem appropriate for the purpose of rendering this opinion.

        Based upon the foregoing, it is our opinion that, provided that the original issuances by the Company of the Shares which are purchased by the Trustees on the open market have been duly authorized by the Company's board of directors and such Shares have been fully paid for by the persons to whom such Shares are issued, then such Shares will have been validly issued, fully paid and non-assessable upon such issuances, and will, after being purchased by the Trustees on the open market, continue to be validly issued, fully paid and non-assessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                                                                        Very truly yours,

                                                                                                        /s/ Breyer & Associates PC
                                                                                                        BREYER & ASSOCIATES PC

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EXHIBIT 23.2

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Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Financial Northwest, Inc.:

We consent to the incorporation by reference of our report dated March 23, 2007 (except as to footnote 18 which is as of April 18, 2007) in this Registration Statement, on Form S-8 with respect to the consolidated balance sheets of First Financial Holdings, MHC and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, which appears in the Company's Registration Statement on Form S-1 (No. 333-143549) filed with the Securities and Exchange Commission.

/s/ KPMG LLP

Seattle, Washington
February 14, 2008